REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM




To the Board of Trustees and Shareholders
The FBR Funds
Arlington, Virginia

In planning and performing our audit of the financial statements of the FBR Large Cap
Financial Fund,
FBR Small Cap Financial Fund, FBR Small Cap
Fund, FBR Large Cap Technology Fund, FBR Small
Cap Technology Fund, FBR Gas Utility Index
Fund, FBR Pegasus Fund, and FBR Fund for
Government
Investors (the ?Funds?), as of and for the year ended October 31, 2006, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds? internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for
establishing and maintaining effective internal
control
over financial reporting.   In fulfilling this
responsibility, estimates and judgments by
management are
required to assess the expected benefits and
related costs of controls.   A company?s
internal control over
financial reporting is a process designed to
provide reasonable assurance regarding the
reliability of
financial reporting and the preparation of
financial statements for external purposes in
accordance with
accounting principles generally accepted in the
United States of America.   Such internal
control includes
policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company?s assets that could have a material effect on the financial statements.

Because of inherent limitations, internal
control over financial reporting may not
prevent or detect
misstatements.   Also, projections of any
evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or
operation of a control does not allow
management or
employees, in the normal course of performing
their assigned functions, to prevent or detect
misstatements on a timely basis.   A
significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company?s ability to initiate, authorize, record, process or report external financial data reliably in accordance with accounting principles generally accepted in the
United States of America such that there is more than a remote likelihood that a misstatement of the company?s annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.


Board of Trustees and Shareholders
The FBR Funds
Page Two





Our consideration of the Funds? internal
control over financial reporting was for the
limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in
internal control that
might be significant deficiencies or material
weaknesses under standards established by the
Public
Company Accounting Oversight Board (United
States).   However, we noted no deficiencies in
the
Funds? internal control over financial
reporting and its operation, including controls for safeguarding securities that we consider to be material weaknesses, as defined above, as of October 31, 2006.

This report is intended solely for the
information and use of management, Shareholders and Board of
Trustees of the Funds and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





		TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 1, 2006